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                                                                     EXHIBIT 8.1
                                              OPINION OF MORRISON & FOERSTER LLP


                                October 24, 2001

Franklin Receivables LLC
47 West 200 South
Suite 500
Salt Lake City, UT 84101

                    Re: Franklin Auto Trusts Asset Backed Certificates and Notes

Ladies and Gentlemen:

                We have acted as counsel to Franklin Receivables LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement (Registration No. ___-_____) on Form S-3 on October _, 2001, as amended to the date hereof (together with the exhibits thereto, the "Registration Statement"). The Registration Statement relates to the registration by the Company of Trust Certificates and Trust Notes (collectively, the "Securities"). As described in the Registration Statement, the Securities will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company, a trustee to be determined and such other parties to be determined. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

                In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus which is a part thereof (the "Prospectus"), a draft of a Trust Agreement, a draft of an Indenture, and such corporate records, agreements, documents and other instruments (the aforementioned documents, together, the "Documents"), and have made such inquiries of such officers and representatives of the Company and such other persons, as we have

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Franklin Receivables LLC
October 24,2001
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deemed relevant and necessary as a basis for the opinion hereinafter set forth.
In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

     Based on the foregoing, subject to the next succeeding paragraphs, and assuming full compliance with all the terms of the Documents, we confirm the opinion included in the Prospectus under the caption "Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings and other pronouncements of the Internal Revenue Service (the "IRS") currently in effect, and judicial decisions, all of which are subject to change, prospectively or retroactively. No assurance can be given that such changes will not take place, or that such changes would not affect the conclusion expressed in our opinion. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed therein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court. Our opinion relates solely to the tax consequences under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax consequences under the laws of any other jurisdiction.

     This opinion is being furnished in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

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Franklin Receivables LLC
October 24, 2001
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                  We hereby consent to the use of our name under the caption
"Federal Income Tax Consequences" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                            Very truly yours,
                                            /s/ MORRISON & FOERSTER LLP
                                            ---------------------------
                                            Morrison & Foerter LLP